                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Central Garden & Pet Company on Form S-4 of our reports dated November 15, 1996, appearing in the Annual Report on Form 10-K of Central Garden & Pet Company for the year ended September 28, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Francisco, California
February 21, 1997